Exhibit 10.1



October 1, 2002

Mr. James S. Lusk
42 Colts Glen Lane
Basking Ridge, NJ 07920


         Re:  MIM Corporation and Subsidiaries
              --------------------------------

Dear Jim:

         MIM Corporation, a Delaware corporation (the "Company"), is pleased to offer you employment as the Company's Chief Financial Officer, on the terms and subject to the conditions set forth below. The terms and conditions of your employment would be as follows:

1. POSITION AND DUTIES:            Executive  Vice President and Chief Financial
   -------------------             Officer.

                                   In such capacity, you shall be the principal financial and accounting officer of the Company and shall be responsible for all financial reporting and other matters typical of a Chief Financial Officer. In such capacity, you will faithfully perform the duties of said office and position and such other duties of an executive, managerial and administrative nature as are specified and designated from time to time by the Company's Board of Directors.

                                   You will report primarily to, and shall have such further duties as shall be assigned to you by the Chief Executive Officer of the Company, subject to the authority of the Board of Directors. Subject to the terms and conditions of this Agreement, you acknowledge and understand that you are an employee at will.

2. BASE COMPENSATION:              Your base salary will be at an annual rate of
   -----------------               $300,000.00 per year, payable  bi-weekly,  or
                                   at such other times as other employees of the Company are paid.

3. LONG-TERM INCENTIVE
       COMPENSATION:               As further compensation hereunder,  effective
       ------------                upon  the  later  to  occur  of the  date you
                                   commence your employment with the Company and the date you execute definitive agreements with respect to each such grant, the Company would grant to you 150,000 non-qualified stock options ("Options") to purchase the Company's common stock, par value $0.0001 per share ("Common Stock"). The Options shall vest in equal installments on the first,

Mr. James S. Lusk
October 1, 2002
Page 2

                                   second and third anniversary dates of your employment. The grant and vesting of your options would be subject to the terms and conditions set forth in the form of a definitive non-qualified stock option agreement. Such options shall be priced at the closing stock price on the trading day immediately preceding your first day of employment with the Company. Six months after the commencement of your employment, you will be reviewed and a determination will be made, in the Company's sole and absolute discretion, as to the granting of additional Options.


4.    TRANSPORTATION
      ALLOWANCE:                   During  your  employment,  the  Company  will
      ----------                   provide you with a monthly allowance of $1000
                                   for the use of an automobile.


5.    PARTICIPATION IN HEALTH
       AND OTHER BENEFIT PLANS: During your employment with the Company, you ----------------------- shall be permitted, if and to the extent eligible,  to  participate  in  all  employee
                                   health  and  other  related   benefit  plans,
                                   policies  and   practices  now  or  hereafter
                                   available  to  members  of senior  management
                                   generally  and  maintained by or on behalf of
                                   the Company,  including the Company's medical
                                   expense reimbursement plan (the "MERP") and a
                                   life  insurance  policy  equal to three times
                                   your  then  annual  salary.  Nothing  in this
                                   agreement  shall  preclude  the Company  from
                                   terminating  or  amending  any such  plans or
                                   coverage  so  as  to  eliminate,   reduce  or
                                   otherwise    change   any   benefit   payable
                                   thereunder.

                                   You shall be eligible to participate in the Company's 1998 Cash Bonus Program For Key Employees. During the first calendar year of your employment, you would participate pro rata based on the number of days during calendar year 2002 that you were employed by the Company.


6. EXPENSES:                       Subject to such  policies as may from time to
   --------                        time be established by the Company's Board of
                                   Directors, the Company would pay or reimburse
                                   you for all reasonable and necessary expenses
                                   (which shall  include  professional  fees and
                                   dues reasonably  necessary to the performance
                                   of your duties  hereunder)  actually incurred
                                   or  paid  by you  during  the  term  of  your
                                   employment in the performance of your duties,
                                   upon   submission  and  approval  of  expense
                                   statements,   vouchers  or  other  supporting
                                   information  in  accordance   with  the  then
                                   customary practices of the Company.

Mr. James S. Lusk
October 1, 2002
Page 3


7. VACATION:
   -------- You would be entitled to four weeks (20 business days) vacation during the term of your employment.


8. TERMINATION; SEVERANCE
    CHANGE OF CONTROL:
    -----------------              If  your   employment  with  the  Company  is
                                   terminated for any reason whatsoever, whether
                                   by you or the Company,  the Company would not
                                   be liable  for, or  obligated  to pay you any
                                   bonus  compensation or any other compensation
                                   contemplated  hereby not already  paid or not
                                   already   accrued   at  the   date   of  such
                                   termination,  and  no  other  benefits  shall
                                   accrue or vest  subsequent  to such date.  If
                                   you are  terminated  by the  Company  (or any
                                   successor) other than for "Cause" (as defined
                                   below),  (i) you will be  entitled to receive
                                   severance  payments  equal  to  one  year  of
                                   salary at your  then  current  salary  level,
                                   payable in accordance with the Company's then
                                   applicable  payroll  practices and subject to
                                   all  applicable  federal,   state  and  local
                                   withholding;   and   (ii)   all   outstanding
                                   unvested Options granted to you (or hereafter
                                   under  the  Bonus  Program)  and  held by you
                                   shall vest and become immediately exercisable
                                   and  shall   otherwise  be   exercisable   in
                                   accordance  with  their  terms  and you shall
                                   become   vested  in  any   pension  or  other
                                   deferred  compensation  other than pension or
                                   deferred  compensation  under a plan intended
                                   to  be  qualified  under  Section  401(a)  or
                                   403(a) of the Internal  Revenue Code of 1986,
                                   as amended (the "Code");  and (iii) you shall
                                   have  no   further   rights   to  any   other
                                   compensation  or  benefits  hereunder  on  or
                                   after the  termination  of  employment or any
                                   other rights hereunder.  For purposes of this
                                   Agreement,  "Cause"  shall  mean  any  of the
                                   following:  (1) commission by you of criminal
                                   conduct which involves moral  turpitude;  (2)
                                   acts which  constitute  fraud or self-dealing
                                   by or on the part of you against the Company,
                                   including,         without        limitation,
                                   misappropriation  or  embezzlement;  (3) your
                                   willful   engagement   in  conduct  which  is
                                   materially  injurious to the Company;  or (4)
                                   your gross  misconduct in the  performance of
                                   duties  as  an  employee   of  the   Company,
                                   including, without limitation, failure to obey lawful written instructions of the Board of Directors of the Company, any committee

Mr. James S. Lusk
October 1, 2002
Page 4

                                   thereof or any executive officer of the Company or failure to correct any conduct which constitutes a breach of any written agreement between you and the Company or of any written policy promulgated by the Board of Directors of either the Company, any committee thereof or any executive officer of the Company, in either case after not less than ten days' notice in writing to you of the Company's intention to terminate you if such failure is not corrected within the specified period (or after such shorter notice period if the Company in good faith deems such shorter notice period to be necessary due to the possibility of material injury to the Company). In addition, if you are terminated by the Company (or any successor) within one year of a "Change of Control" (as defined below) or, within such one (1) year period, you elect to terminate your employment after the Company or a successor entity materially reduces your authority, duties and responsibilities, or assigns you duties materially inconsistent with your position or positions with the Company or a successor entity immediately prior to such Change of Control, (I) you shall receive severance payments equal to one year of your then current salary (and reimbursement for expenses incurred prior to the effective date of the termination of employment; (II) all outstanding unvested Options granted to you (or hereafter under the Bonus Program) and held by you shall vest and become immediately exercisable and shall otherwise be exercisable in accordance with their terms and you shall become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under
                                   Section  401(a) or 403(a) of the Code;  ; and
                                   (III) you shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment or any other rights hereunder.


                                   For purposes of this Agreement, "Change of Control" means the occurrence of one or more of the following: (i) a "person" or "group" within the means the meaning of sections 13(d) and 14(d) of the Securities and
                                   Exchange Act of 1934 (the "Exchange Act") becomes the "beneficial owner" (within the meaning of Rule l3d-3 under the Exchange Act) of securities of the Company (including options, warrants, rights and convertible and exchangeable securities) representing 50.1% or more of the combined voting power of the Company's then outstanding securities in any one or more transactions unless approved by at least two-thirds of the Board of Directors

Mr. James S. Lusk
October 1, 2002
Page 5

                                   then serving at that time; provided, however, that purchases by employee benefit plans of the Company and by the Company or its affiliates shall be disregarded; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of the Company; or
                                   (iii) a merger or consolidation, or a transaction having a similar effect, where
                                   (A) the Company is not the surviving corporation, (B) the majority of the Common Stock of the Company is no longer held by the stockholders of the Company immediately prior to the transaction, or (C) the Company's Common Stock is converted into cash, securities or other property (other than the common stock of a company into which the Company is merged), unless such merger, consolidation or similar transaction is with a subsidiary of the Company or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of the Company's Common Stock at such time; or (iv) at any annual or special meeting of stockholders of the Company at which a quorum is present (or any adjournments or postponements thereof), or by written consent in lieu thereof, directors (each a "New Director" and collectively the "New Directors") then constituting a majority of the Company's Board of Directors shall be duly elected to serve as New Directors and such New Directors shall have been elected by stockholders of the Company who shall be an (I) "Adverse Person(s)"; (II) "Acquiring Person(s)"; or
                                   (III) "40% Person(s)" (as each of the terms set forth in (I), (II), and (III) hereof are defined in that certain Amended and Restated Rights Agreement, dated May 20, 1999, between the Company and American Stock Transfer & Trust Company, as Rights Agent.





9.  TERMINATION UPON DISABILITY    If  by   virtue   of  ill   health  or  other
                                   disability   you  are   unable   to   perform
                                   substantially  and  continuously  the  duties
                                   assigned to you for more than 180 consecutive
                                   or   non-consecutive    days   out   of   any
                                   consecutive  twelve-month period, the Company
                                   shall have the right, to the extent permitted
                                   by law, to  terminate  your  employment  upon
                                   written  notice;  provided  that the  Company
                                   will   have  no  right  to   terminate   your
                                   employment  if, in the opinion of a qualified
                                   physician   reasonably   acceptable   to  the
                                   Company, it is reasonably certain that you will be able to resume your duties on a regular full-time basis within 30 days of the

Mr. James S. Lusk
October 1, 2002
Page 6

                                   date you receive notice of such termination. Upon a termination of your employment by virtue of disability, (i) you shall receive severance payments equal to one year of your then current salary (and reimbursement for expenses incurred prior to the effective date of the termination of employment and other benefits (including bonuses awarded but not yet paid) earned and accrued under this agreement prior to the effective date of the termination of your employment; (ii) you shall receive for a period of one year after termination of employment continuing coverage under the health benefit plans and programs you would have received under this agreement as would have applied in the absence of such termination, it being expressly understood and agreed that nothing in this clause (ii) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide any coverage after such time as you become entitled to coverage under the benefit plans and programs of another employer or recipient of your services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements); (iii) all fully vested and exercisable Options granted to and held by you may be exercised by you or your estate or beneficiaries for a period of one (1) year from and after the date of your disability; and (iv) you shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.



10.  TERMINATION UPON DEATH:       If  you   die   during   the   term  of  your
                                   employment,  the  obligations  of the Company
                                   with respect to you shall  terminate in their
                                   entirety,  except as follows: Upon death, (i)
                                   you or your estate or beneficiaries  shall be
                                   entitled to receive accrued and unpaid salary
                                   (including  bonuses  awarded or declared  and
                                   not  paid)  and  reimbursement  for  expenses
                                   incurred   prior   to  the   date   of   your
                                   termination;  (ii) all vested and exercisable
                                   Options granted to you may be exercised by your estate for a period of one (1) year from and after the date of your death; and (iii) neither you or your estate or beneficiaries shall have any further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

Mr. James S. Lusk
October 1, 2002
Page 7

11. RESTRICTIVE COVENANT:          As a condition  to your  employment  with the
    --------------------           Company,  you will be obligated to enter into
                                   a restrictive  covenant agreement between you
                                   and  the  Company,   covering,   among  other
                                   things,      non-competition      provisions,
                                   non-solicitation    provisions,    and    the
                                   protection  of the Company's  trade  secrets.
                                   That agreement is attached  hereto as Exhibit
                                   A.

12. OTHER TERMS:                   Your  employment,  restrictive  covenants and
    -----------                    option    agreements   will   include   other
                                   customary   and  usual   terms,   provisions,
                                   conditions and representations as are found in the Company's similar arrangements with its employees.


13. CONDITION TO EMPLOYMENT:
    -----------------------        Your   employment  is   conditioned   on  the
                                   approval of your employment and this letter agreement by the Board of Directors of the Company.

14.  ARBITRATION:                  If any  dispute  arises  with  respect to the
     -----------                   rights and  obligations  hereunder and is not
                                   resolved   by  us,  such   dispute   will  be
                                   submitted to binding arbitration, which shall
                                   be   conducted   in   accordance   with   the
                                   commercial arbitration rules (the "Rules") of
                                   the American Arbitration  Association ("AAA")
                                   in   effect  at  the  time   arbitration   is
                                   commenced.  Arbitration  may be  commenced by
                                   either  party  by  service  and  filing  of a
                                   demand for arbitration in accordance with the
                                   Rules of the AAA then in effect.  There shall
                                   be one arbitrator in any arbitration pursuant
                                   to   this   agreement.   The   selection   of
                                   arbitrator shall be made in accordance with the Rules of the AAA then in effect. The venue of arbitration shall be the State of New York, City of New York. The arbitrators in any arbitration pursuant to this agreement shall apply the substantive laws of the State of New York. Any arbitral award obtained pursuant to this agreement may be confirmed pursuant to Article 75 of the New York Civil
                                   Practice  Law and  Rules  in New  York  State
                                   Supreme Court or in any other court of competent jurisdiction within or without the State of New York.


         Please call me to discuss any questions or comments that you may have regarding these terms. After I receive your agreement to the foregoing, definitive documentation will be prepared. I look forward to hearing from you and working with you. Best regards.

Mr. James S. Lusk
October 1, 2002
Page 8


                                        Sincerely yours,

                                        MIM CORPORATON


                                        By:      /s/ Richard H. Friedman
                                                 -------------------------------
                                        Name:    Richard H. Friedman
                                        Title:


Agreed to and Accepted By:




__________________________
James S. Lusk

Mr. James S. Lusk
October 1, 2002
Page 9

                                                                       Exhibit A

                              RESTRICTIVE COVENANTS

         Covenant Against Competition; Other Covenants. You acknowledge that (i) the principal business of the Company (for purposes of these restrictive covenants, the "Company" shall include all subsidiaries and affiliates of MIM Corporation) is the provision of a broad range of services designed to promote the cost-effective delivery of pharmacy benefits, including pharmacy benefit management services, claims processing, the purchasing of pharmaceutical products on behalf of pharmacy networks and long term care facilities (including assisted living facilities and nursing homes) and specialty pharmaceutical programs and mail order pharmacy services, including the dispensing of prescription pharmaceutical products, and the sale and distribution, on a retail and wholesale basis, of OTC's, vitamins, supplements, herbals and other goods typically offered for sale through a retail, mail order or internet on-line pharmacy (such business, and any and all other businesses that after the date hereof, and from time to time during the Term, become material with respect to the Company's then-overall business, herein being collectively referred to as the "Business"); (ii) the Company is dependent on the efforts of a certain limited number of persons who have developed, or will be responsible for developing the Company's Business; (iii) is national in scope; (iv) your work for the Company will give you access to the confidential affairs and proprietary information of the Company; (v) your covenants and agreements contained in these Restrictive Covenants are essential to the business and goodwill of the Company; and (vi) the Company would not have offered you employment but for the covenants and agreements set forth herein. Accordingly, you covenant and agree that:

                  (a) At any time during your employment with the Company and ending nine months following (i) termination of your employment with the Company (irrespective of the reason for such termination) or (ii) payment of any severance, whichever occurs last, you shall not engage, directly or indirectly, in sales or marketing or otherwise assisting any company or other business entity (which includes, without limitation, owning, managing, operating, controlling, being employed by, giving financial assistance to, participating in or being connected in any material way with any person or entity other than the Company), engaged in (i) the Business or (ii) any material component of the Business; provided, however, that the Executive's ownership as a passive investor of less than two percent (2%) of the issued and outstanding stock of a publicly held corporation shall not be deemed to constitute competition.

                  (b) During and after the period during which you are employed, you shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the Business and affairs of the Company and its affiliates, all confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by you heretofore or hereafter directly or indirectly from the Company or any of its affiliates (the "Confidential Company Information"), including, without limitation, information

Mr. James S. Lusk
October 1, 2002
Page 10

with respect to (i) the strategic plans, budgets, forecasts, intended expansions of product, service, or geographic markets of the Company and its affiliates,
(ii) sales figures, contracts, agreements, and undertakings with or with respect to customers, (iii) profit or loss figures, and (iv) customers, clients, suppliers, sources of supply and customer lists, and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of you or is received from a third party not under an obligation to keep such information confidential and without breach of these Restrictive Covenants or the Agreement. Notwithstanding the foregoing, this section (b) shall not apply to the extent that you are acting to the extent necessary to comply with legal process; provided that in the event that you are subpoenaed to testify or to produce any information or documents before any court, administrative agency or other tribunal relating to any aspect pertaining to the Company, you shall immediately notify the Company thereof.

                  (c) During the period commencing on the date hereof and ending one year following the date upon which you shall cease to be an employee of the Company or its affiliates, you shall not, without the Company's prior written consent, directly or indirectly, (i) solicit or encourage to leave the employment or other service of the Company or any of its affiliates, any employee or independent contractor thereof or hire (on your behalf or any other person or entity) any employee or independent contractor who has left the employment or other service of the Company or any of its affiliates within one year of the termination of such employee's or independent contractor's employment or other service with the Company and its affiliates, or (ii) solicit, contact, market to, work for, or assist others in soliciting any customer or client of the Company with whom the Company was in contact with or was providing goods and services to at the time of your termination of employment with the Company. During such period, you will not, whether for your own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates' relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Term is or was a customer or client of the Company or any of its affiliates.

                  (d) All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by you or made available to you concerning the Business of the Company and its affiliates shall be the Company's property and shall be delivered to the Company at any time on request.

Mr. James S. Lusk
October 1, 2002
Page 11


         Rights and Remedies upon Breach of Restrictive Covenants.
         --------------------------------------------------------

                  (a) You acknowledge and agree that any breach by him of any of the provisions of sections (a) through (d) above (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if you breach, or threaten to commit a breach of, any of the Restrictive Covenants, the Company and its affiliates shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages):

                  (b) The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against you of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

                  (c) The right and remedy to require you to account for and pay over to the Company and its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by you as the result of any transactions constituting a breach of the Restrictive Covenants, and you shall account for and pay over such Benefits to the Company and, if applicable, its affected affiliates.

                  (d) You agree that in any action seeking specific performance or other equitable relief, you will not assert or contend that any of the provisions of these Restrictive Covenants are unreasonable or otherwise unenforceable. The existence of any claim or cause of action by you, whether predicated on the Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.

`
Agreed to and accepted by:

/s/ James S. Lusk
-----------------------------
James S. Lusk